Exhibit 99.1

SolarEdge Announces Third Quarter 2022 Financial Results

MILPITAS, Calif. — November 7, 2022. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•	Record revenues of $836.7 million

•	Record revenues from solar segment of $788.6 million

•	GAAP gross margin of 26.5%

•	Non-GAAP gross margin of 27.3%

•	Gross margin from solar segment of 28.3%

•	Record GAAP operating profit of $84.4 million

•	Record non-GAAP operating profit of $120.2 million

•	GAAP net income of $24.7 million

•	Non-GAAP net income of $54.1 million

•	GAAP net diluted earnings per share (“EPS”) of $0.43

•	Non-GAAP net diluted EPS of $0.91

•	2.7 Gigawatts (AC) of inverters shipped

•	320.7 MWh of batteries shipped

“We are pleased with our third quarter results, setting new revenue and operating profit records. The results reflect extremely strong momentum in Europe where our revenues grew 90% compared to the same quarter last year,” said Zvi Lando, Chief Executive Officer of SolarEdge. “This quarter we increased production and were able to ship more units while increasing our operational efficiency and returning to a growth trajectory for our gross margins. We believe that the continued increase in manufacturing capacity in our existing manufacturing lines combined with our plans to establish a manufacturing footprint in the U.S. will allow us to capitalize on the strong demand we are experiencing globally.”

Third Quarter 2022 Summary

The Company reported record revenues of $836.7 million, up 15% from $727.8 million in the prior quarter and up 59% from $526.4 million in the same quarter last year.

Revenues from the solar segment were record $788.6 million, up 15% from $687.6 million in the prior quarter and up 65% from $476.8 million in the same quarter last year.

GAAP gross margin was 26.5%, up from 25.1% in the prior quarter and down from 32.8% in the same quarter last year.

Non-GAAP gross margin was 27.3%, up from 26.7% in the prior quarter and down from 34.0% in the same quarter last year.

Gross margin from the solar segment was 28.3%, up from 28.1% in the prior quarter and down from 36.6% in the same quarter last year.

GAAP operating expenses were $137.6 million, down 6% from $146.6 million in the prior quarter and up 30% from $106.1 million in the same quarter last year.

Non-GAAP operating expenses were $108.3 million, down 1% from $109.6 million in the prior quarter and up 29% from $83.8 million in the same quarter last year.

GAAP operating income was $84.4 million, up 134% from $36.0 million in the prior quarter and up 27% from $66.4 million in the same quarter last year.

Non-GAAP operating income was $120.2 million, up 42% from $84.7 million in the prior quarter and up 26% from $95.2 million in the same quarter last year.

GAAP net income was $24.7 million, up 64% from $15.1 million in the prior quarter and down 53% from $53.0 million in the same quarter last year.

Non-GAAP net income was $54.1 million, down 5% from $56.7 million in the prior quarter and down 34% from $82.1 million in the same quarter last year.

GAAP net diluted EPS was $0.43, up from $0.26 in the prior quarter and down from $0.96 in the same quarter last year.

Non-GAAP net diluted EPS was $0.91, down from $0.95 in the prior quarter and down from $1.45 in the same quarter last year.

Cash flow from operating activities was $5.6 million, down from $77.4 million in the prior quarter and down from $61.8 million in the same quarter last year.

As of September 30, 2022, cash, cash equivalents, bank deposits, restricted bank deposits and marketable securities totaled $937.6 million, net of debt, compared to $973.3 million on June 30, 2022.

Outlook for the Fourth Quarter 2022

The Company also provides guidance for the fourth quarter ending December 31, 2022 as follows:

•	Revenues to be within the range of $855 million to $885 million
•	Non-GAAP gross margin expected to be within the range of 27% to 30%
•	Non-GAAP operating profit to be within the range of $115 million to $135 million
•	Revenues from the solar segment to be within the range of $810 million to $840 million
•	Gross margin from the solar segment expected to be within the range of 28% to 31%

Conference Call

The Company will host a conference call to discuss these results at 4:30 p.m. ET on Monday, November 7, 2022. The call will be available, live, to interested parties by dialing 866-952-8559. For international callers, please dial +1 785-424-1743. The Conference ID is SEDG.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 22, 2022 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of November 7, 2022.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$836,723	$526,404	$2,219,577	$1,411,950
Cost of revenues	614,722	353,843	1,635,976	943,123
Gross profit	222,001	172,561	583,601	468,827
Operating expenses:
Research and development	69,659	55,666	210,855	155,307
Sales and marketing	42,726	29,383	117,017	85,752
General and administrative	27,933	21,098	82,483	60,317
Other operating expenses (income), net	(2,724)	—	1,963	1,350
Total operating expenses	137,594	106,147	412,318	302,726
Operating income	84,407	66,414	171,283	166,101
Financial expense, net	(33,025)	(5,751)	(52,785)	(13,591)
Other income	7,533	—	7,533	—
Income before income taxes	58,915	60,663	126,031	152,510
Income taxes	34,172	7,615	53,081	24,294
Net income	$24,743	$53,048	$72,950	$128,216

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except per share data)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$678,329	$530,089
Marketable securities	202,598	167,728
Trade receivables, net of allowances of $4,283 and $2,626, respectively	785,325	456,339
Inventories, net	561,352	380,143
Prepaid expenses and other current assets	224,169	176,992
Total current assets	2,451,773	1,711,291
LONG-TERM ASSETS:
Marketable securities	688,753	482,228
Deferred tax assets, net	38,268	27,572
Property, plant and equipment, net	491,433	410,379
Operating lease right-of-use assets, net	62,535	47,137
Intangible assets, net	46,286	58,861
Goodwill	108,860	129,629
Other long-term assets	15,638	33,856
Total long-term assets	1,451,773	1,189,662
Total assets	3,903,546	2,900,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	311,565	252,068
Employees and payroll accruals	71,905	74,465
Warranty obligations	97,222	71,480
Deferred revenues and customers advances	31,896	17,789
Accrued expenses and other current liabilities	181,892	109,379
Total current liabilities	694,480	525,181
LONG-TERM LIABILITIES:
Convertible senior notes, net	623,721	621,535
Warranty obligations	248,917	193,680
Deferred revenues	176,824	151,556
Finance lease liabilities	45,509	40,508
Operating lease liabilities	46,398	38,912
Other long-term liabilities	15,570	19,542
Total long-term liabilities	1,156,939	1,065,733
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares as of September 30, 2022 and December 31, 2021; issued and outstanding: 55,894,106 and 52,815,395 shares as of September 30, 2022 and December 31, 2021, respectively	6	5
Additional paid-in capital	1,457,379	687,295
Accumulated other comprehensive loss	(128,266)	(27,319)
Retained earnings	723,008	650,058
Total stockholders’ equity	2,052,127	1,310,039
Total liabilities and stockholders’ equity	$3,903,546	$2,900,953

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$72,950	$128,216
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	29,571	21,492
Amortization of intangible assets	7,741	7,487
Amortization of debt discount and debt issuance costs	2,186	2,175
Amortization of premium and accretion of discount on available-for-sale marketable securities, net	7,864	6,301
Impairment of goodwill and intangible assets	4,008	—
Stock-based compensation expenses	106,932	73,390
Gain from sale of privately held company	(7,533)	—
Deferred income taxes, net	(3,822)	(6,686)
Loss (gain) from sale and disposal of assets	(485)	2,013
Exchange rate fluctuations and other items, net	64,662	13,086
Changes in assets and liabilities:
Inventories, net	(188,579)	30,678
Prepaid expenses and other assets	(55,478)	(14,977)
Trade receivables, net	(377,089)	(206,131)
Trade payables, net	53,683	(22,959)
Employees and payroll accruals	12,119	14,321
Warranty obligations	82,025	42,368
Deferred revenues and customers advances	41,440	13,723
Other liabilities, net	67,789	20,055
Net cash provided by (used in) operating activities	(80,016)	124,552
Cash flows from investing activities:
Proceed from sales and maturities of available-for-sale marketable securities	178,415	174,817
Purchase of property, plant and equipment	(125,085)	(94,135)
Investment in available-for-sale marketable securities	(461,491)	(511,615)
Investment in a privately-held company	—	(16,643)
Proceeds from sale of a privately-held company	24,175	—
Withdrawal from bank deposits, net	—	50,020
Payment for asset acquisition, net of cash acquired	—	(2,996)
Other investing activities	3,472	2,593
Net cash used in investing activities	(380,514)	(397,959)
Cash flows from financing activities:
Proceeds from secondary public offering, net of issuance costs	650,526	—
Repayment of bank loans	(104)	(16,219)
Proceeds from exercise of stock-based awards	3,508	6,128
Tax withholding in connection with stock-based awards, net	(4,686)	(8,402)
Other financing activities	(2,109)	(939)
Net cash provided by (used in) financing activities	647,135	(19,432)
Increase (decrease) in cash and cash equivalents	186,605	(292,839)
Cash and cash equivalents at the beginning of the period	530,089	827,146
Effect of exchange rate differences on cash and cash equivalents	(38,365)	(7,719)
Cash and cash equivalents at the end of the period	$678,329	$526,588

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Gross profit (GAAP)	$222,001	$182,642	$172,561	$583,601	$468,827
Revenues from finance component	(159)	(146)	(111)	(440)	(296)
Stock-based compensation	4,661	5,285	4,289	15,008	14,370
Disposal of assets related to Critical Power	—	4,314	—	4,314	—
Amortization and depreciation of acquired assets	2,064	2,185	2,341	6,468	7,054
Gross profit (Non-GAAP)	$228,567	$194,280	$179,080	$608,951	$489,955

Gross margin (GAAP)	26.5%	25.1%	32.8%	26.3%	33.2%
Revenues from finance component	0.0%	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	0.6%	0.7%	0.8%	0.7%	1.0%
Disposal of assets related to Critical Power	—%	0.6%	—%	0.2%	—%
Amortization and depreciation of acquired assets	0.2%	0.3%	0.4%	0.3%	0.5%
Gross margin (Non-GAAP)	27.3%	26.7%	34.0%	27.4%	34.7%

Operating expenses (GAAP)	$137,594	$146,630	$106,147	$412,318	$302,726
Stock-based compensation	(31,090)	(31,789)	(21,896)	(91,924)	(59,020)
Amortization and depreciation of acquired assets	(495)	(531)	(444)	(1,571)	(953)
Assets impairment	19	(4,687)	—	(4,668)	—
Gain (loss) from assets sales and disposal	744	(8)	37	1,146	99
Other items	1,559	—	—	1,559	(1,350)
Operating expenses (Non-GAAP)	$108,331	$109,615	$83,844	$316,860	$241,502

Operating income (GAAP)	$84,407	$36,012	$66,414	$171,283	$166,101
Revenues from finance component	(159)	(146)	(111)	(440)	(296)
Disposal of assets related to Critical Power	—	4,314	—	4,314	—
Stock-based compensation	35,751	37,074	26,185	106,932	73,390
Amortization and depreciation of acquired assets	2,559	2,716	2,785	8,039	8,007
Assets impairment	(19)	4,687	—	4,668	—
Loss (gain) from assets sales and disposal	(744)	8	(37)	(1,146)	(99)
Other items	(1,559)	—	—	(1,559)	1,350
Operating income (Non-GAAP)	$120,236	$84,665	$95,236	$292,091	$248,453

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Financial income (expense), net (GAAP)	$(33,025)	$(14,311)	$(5,751)	$(52,785)	$(13,591)
Notes due 2025	730	728	726	2,186	2,175
Non cash interest	1,775	1,699	1,469	5,083	4,245
Currency fluctuation related to lease standard	(1,116)	(9,028)	574	(11,936)	(415)
Financial income (expense), net (Non-GAAP)	$(31,636)	$(20,912)	$(2,982)	$(57,452)	$(7,586)

Other income (GAAP)	$7,533	$—	$—	$7,533	$—
Gain from sale of investment in privately-held company	(7,533)	—	—	(7,533)	—
Other income (Non-GAAP)	$—	$—	$—	$—	$—

Income tax benefit (expense) (GAAP)	$(34,172)	$(6,617)	$(7,615)	$(53,081)	$(24,294)
Income tax adjustment	(291)	(389)	(2,528)	(1,881)	(6,458)
Income tax benefit (expense) (Non-GAAP)	$(34,463)	$(7,006)	$(10,143)	$(54,962)	$(30,752)

Net income (GAAP)	$24,743	$15,084	$53,048	$72,950	$128,216
Revenues from finance component	(159)	(146)	(111)	(440)	(296)
Disposal of assets related to Critical Power	—	4,314	—	4,314	—
Stock-based compensation	35,751	37,074	26,185	106,932	73,390
Amortization and depreciation of acquired assets	2,559	2,716	2,785	8,039	8,007
Assets impairment	(19)	4,687	—	4,668	—
Loss (gain) from assets sales and disposal	(744)	8	(37)	(1,146)	(99)
Other items	(1,559)	—	—	(1,559)	1,350
Notes due 2025	730	728	726	2,186	2,175
Non cash interest	1,775	1,699	1,469	5,083	4,245
Currency fluctuation related to lease standard	(1,116)	(9,028)	574	(11,936)	(415)
Gain from sale of investment in privately-held company	(7,533)	—	—	(7,533)	—
Income tax adjustment	(291)	(389)	(2,528)	(1,881)	(6,458)
Net income (Non-GAAP)	$54,137	$56,747	$82,111	$179,677	$210,115

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net basic earnings per share (GAAP)	$0.44	$0.27	$1.01	$1.33	$2.46
Revenues from finance component	0.00	0.00	0.00	(0.01)	0.00
Disposal of assets related to Critical Power	—	0.08	—	0.08	—
Stock-based compensation	0.64	0.67	0.50	1.95	1.41
Amortization and depreciation of acquired assets	0.05	0.04	0.05	0.15	0.15
Assets impairment	0.00	0.09	—	0.09	—
Loss (gain) from assets sales and disposal	(0.02)	0.00	0.00	(0.03)	0.00
Other items	(0.02)	—	—	(0.02)	0.03
Notes due 2025	0.01	0.01	0.02	0.04	0.04
Non cash interest	0.03	0.03	0.03	0.09	0.08
Currency fluctuation related to lease standard	(0.02)	(0.16)	0.01	(0.22)	(0.01)
Gain from sale of investment in privately-held company	(0.13)	—	—	(0.14)	—
Income tax adjustment	(0.01)	(0.01)	(0.05)	(0.03)	(0.12)
Net basic earnings per share (Non-GAAP)	$0.97	$1.02	$1.57	$3.28	$4.04

Net diluted earnings per share (GAAP)	$0.43	$0.26	$0.96	$1.29	$2.32
Revenues from finance component	0.00	0.00	0.00	(0.01)	(0.01)
Disposal of assets related to Critical Power	—	0.08	—	0.08	—
Stock-based compensation	0.59	0.62	0.45	1.80	1.27
Amortization and depreciation of acquired assets	0.05	0.04	0.05	0.13	0.14
Assets impairment	0.00	0.08	—	0.08	—
Loss (gain) from assets sales and disposal	(0.02)	0.00	0.00	(0.02)	0.00
Other items	(0.02)	—	—	(0.02)	0.02
Notes due 2025	0.00	0.00	0.00	0.00	0.01
Non cash interest	0.03	0.03	0.03	0.09	0.08
Currency fluctuation related to lease standard	(0.02)	(0.15)	0.01	(0.20)	(0.01)
Gain from sale of investment in privately-held company	(0.13)	—	—	(0.13)	—
Income tax adjustment	0.00	(0.01)	(0.05)	(0.03)	(0.11)
Net diluted earnings per share (Non-GAAP)	$0.91	$0.95	$1.45	$3.06	$3.71

Number of shares used in computing net diluted earnings per share (GAAP)	58,747,538	58,564,734	55,929,000	57,886,041	55,955,441
Stock-based compensation	784,228	904,781	653,967	872,076	733,488
Number of shares used in computing net diluted earnings per share (Non-GAAP)	59,531,766	59,469,515	56,582,967	58,758,117	56,688,929